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EXHIBIT 21.1

THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE COMPANY

The Children's Place Retail Stores, Inc. has the following direct and indirect wholly-owned subsidiaries:

  The Children's Place (Hong Kong) Limited, a Hong Kong Corporation.

  thechildrensplace.com, inc. a Delaware Corporation.

  The Children's Place (Virginia), LLC, a Virginia Limited Liability Company.

  TCP Canada, Inc., a Nova Scotia Limited Liability Company.

  The Children's Place Canada Holdings, Inc., a Delaware Corporation.

  TCP Investment Canada I Corp., a Nova Scotia Unlimited Liability Company.

  TCP Investment Canada II Corp., a Nova Scotia Unlimited Liability Company.

  The Children's Place (Canada), LP, an Ontario Limited Partnership.

  The Children's Place Charitable Foundation, Inc., a New York not-for-profit Corporation.

  The Children's Place (Barbados) Inc., a Barbados Corporation.

  Twin Brook Insurance Company, Inc., a New York Corporation.

  The Children's Place Services Company, LLC, a Delaware Limited Liability Company.

  Hoop Holdings, LLC, a Delaware Limited Liability Company.

  Hoop Retail Stores, LLC, a Delaware Limited Liability Company.

  Hoop Canada Holdings, Inc., a Delaware Corporation.

  Hoop Canada, Inc., a New Brunswick Corporation.

  The Children's Place International Trading (Shanghai) Co. Ltd., a foreign enterprise organized under the laws of the Peoples Republic of China.

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  EXHIBIT 21.1
THE CHILDREN'S PLACE RETAIL STORES, INC. AND SUBSIDIARIES SUBSIDIARIES OF THE COMPANY